Exhibit 10.18

THIRD AMENDMENT TO THE

EXECUTIVE RETIREMENT PLAN

OF

THE DUN & BRADSTREET CORPORATION

(As Amended and Restated Effective January 1, 2009)

THIS THIRD AMENDMENT to the Executive Retirement Plan of The Dun & Bradstreet Corporation (As Amended and Restated Effective January 1, 2009) (the “Plan”) is effective on the date on which it is executed as specified below (the “Effective Date”).

WITNESSETH:

WHEREAS, Dun & Bradstreet Corporation (the “Corporation”) sponsors the Plan and the Corporation has delegated authority to the Compensation & Benefits Committee of the Board of Directors of the Corporation (the “Committee”) to amend the Plan; and

WHEREAS, it is deemed desirable to amend the Plan as set forth herein.

NOW, THEREFORE, it is hereby resolved that the Plan be, and it hereby is, amended to provide that no individual shall become a Participant in the Plan on or after the Effective Date, as follows:

I.

Section 1.25 of the Plan is hereby amended by replacing it in its entirety with the following:

“1.25 ‘Participant’ means an employee of the Corporation or an Affiliate who became a participant in the Plan pursuant to Section 2.1 before January 1, 2010, or who became a participant in the Plan pursuant to Section 2.2 before April 4, 2011, and who has not been removed pursuant to Section 2.4.”

II.

Section 2.2 of the Plan is hereby amended by replacing it in its entirety with the following:

“2.2 Prior to April 4, 2011, only employees of the Corporation who (a) are designated as ‘officers’ of the Corporation for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and (b) report directly to the Chief Executive Officer of the Corporation were eligible for participation in the Plan as of the effective date of the designation or promotion that caused both aforementioned requirements to be satisfied.”

III.

Section 2.3 of the Plan is hereby renumbered as Section 2.4 and the following new Section 2.3 is hereby added to the Plan:

“2.3 Effective on and after April 4, 2011, no individual may become a Participant in the Plan. However, all individuals who became Participants in the Plan prior to such date will continue to participate in the Plan in accordance with its terms.

IN WITNESS WHEREOF, the Committee has caused this Third Amendment to be executed by the Plan Benefits Committee of the Corporation this 4th day of April, 2011.

/s/ Asad Husain	/s/ Chester Verceglio
Asad Husain	Chester Verceglio

/s/ Louis Sapirman	/s/ Kathy Guinnessey
Louis Sapirman	Kathy Guinnessey

FOURTH AMENDMENT TO THE

EXECUTIVE RETIREMENT PLAN

OF

THE DUN & BRADSTREET CORPORATION

(As Amended and Restated Effective January 1, 2009)

THIS FOURTH AMENDMENT to the Executive Retirement Plan of The Dun & Bradstreet Corporation (As Amended and Restated Effective January 1, 2009) (the “Plan”) is effective on the date on which it is executed as specified below (the “Effective Date”).

WITNESSETH:

WHEREAS, The Dun & Bradstreet Corporation (the “Corporation”) sponsors the Plan and the Corporation has delegated authority to the Compensation & Benefits Committee of the Board of Directors of the Corporation (the “Committee”) to amend the Plan; and

WHEREAS, it is deemed desirable to amend the Plan as set forth herein.

NOW, THEREFORE, it is hereby resolved that Section 10.3 of the Plan be, and it hereby is, amended by deleting the section in its entirety and replacing it with the following:

10.3 (a) Except as provided by subsection (b) below, benefits payable under the Plan and the right to receive future benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, including, without limitation, any assignment or alienation in connection with a divorce, separation, child support or similar arrangement, shall be null and void and not binding on the Plan or the Corporation. The Plan and the Corporation shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

(b) Notwithstanding subsection (a) above, the Plan shall comply with the terms of a domestic relations order that the Committee has approved pursuant to the domestic relations order procedures maintained by the Committee for this purpose (the “DRO Procedures”). If a party submits a domestic relations order to the Committee for approval under the Plan, the Committee shall determine whether or not the domestic relations order meets the requirements for approval specified by the DRO Procedures. If the Committee determines that the domestic relations order meets the requirements for approval specified by the DRO Procedures, the Committee shall approve and comply with the terms of the domestic relations order. Any payment of a Participant’s or Vested Former Participant’s (as applicable) Plan benefits to a party other than the Participant or Vested Former Participant pursuant to the terms of an approved domestic relations order shall be charged against and reduce the Participant’s or Vested Former Participant’s benefits under the Plan; all determinations of benefits under the Plan shall be made with this principle in mind such that there is no duplication of benefits. Neither the Plan, the Corporation, an Affiliate, the Board, the Committee, nor any other party shall be liable in any manner to any person, including but not limited to any Participant, Vested Former Participant, or Surviving Spouse, for complying with the terms of an approved domestic relations order.

IN WITNESS WHEREOF, the Committee has caused this Fourth Amendment to be executed by the Plan Benefits Committee of the Corporation this 4th day of April, 2011.

/s/ Asad Husain	/s/ Chester Verceglio
Asad Husain	Chester Verceglio

/s/ Louis Sapirman	/s/ Kathy Guinnesey
Louis Sapirman	Kathy Guinnessey

FIFTH AMENDMENT TO THE

EXECUTIVE RETIREMENT PLAN

OF

THE DUN & BRADSTREET CORPORATION

(As Amended and Restated Effective January 1, 2009)

THIS FIFTH AMENDMENT to the Executive Retirement Plan of The Dun & Bradstreet Corporation (As Amended and Restated Effective January 1, 2009) (the “Plan”) is effective on the date on which it is executed as specified below (the “Effective Date”).

WITNESSETH:

WHEREAS, The Dun & Bradstreet Corporation (the “Corporation”) sponsors the Plan and the Corporation has delegated authority to the Compensation & Benefits Committee of the Board of Directors of the Corporation (the “Committee”) to amend the Plan; and

WHEREAS, it is deemed desirable to amend the Plan as set forth herein.

NOW, THEREFORE, it is hereby resolved that the Plan be, and it hereby is, amended, effective as of January 1, 2009, by adding a new Section 10.10 as follows:

10.10 Effective January 1, 2009, this Section 10.10 shall apply notwithstanding the provisions of the Plan (other than Sections 10.7, 10.8 and 10.9) that would otherwise determine the time and form of payment. To the extent that any amount deferred under the Plan for a Participant is or could be determined by, or the time or form of payment is or could be affected by, the amount deferred under, or the payment provisions of, one or more other nonqualified deferred compensation plans (each an “Offset Plan”), the time and form of payments under this Plan and any Offset Plan shall be identical.

(a) If there is any potential for the time and form of payments under this Plan and any Offset Plan not being identical, then the following shall apply. Any permissible payment event under Code Section 409A that is a payment event under any of these plans shall be an applicable payment event under all such plans. If the plans contain the same permissible payment event under Code Section 409A, but the payment event is defined differently under at least one of the plans, the payment event shall be defined for all plans using the narrowest of the applicable definitions (meaning the definition resulting in the smallest scope of events that would constitute payment events). If the plans contain the same permissible payment event under Code Section 409A, but the schedule of payments following the payment event is different under at least one of the plans, the schedule of payments under all plans shall be the payment schedule resulting in, or potentially resulting in, the latest final payment date, and if the payment schedules result in, or potentially result in, the same latest final payment date, the payment schedule commencing, or potentially commencing, at the latest possible date, and if those dates are the same, the payment schedule generally resulting in the amount deferred being paid at the latest dates.

(b) For purposes of applying the second sentence of this Section, the determination of which other plans “could” affect this Plan (thus causing the other plans to be Offset Plans) shall be sufficiently encompassing to fully satisfy Code Section 409A. In addition, the provisions of this Section 10.10 shall apply under any Offset Plan, effective January 1, 2009, notwithstanding any contrary provisions in such Plan. This Section 10.10 shall at all times be interpreted to comply with IRS Notice 2010-6, § XI, as modified and supplemented by subsequent IRS guidance.

IN WITNESS WHEREOF, this Fifth Amendment has been executed by the Plan Benefits Committee of the Corporation this 22nd day of December, 2011.

/s/ Asad Husain	/s/ Kathy Guinnessey
Asad Husain	Kathy Guinnessey

/s/ Matthew Fritz	/s/ Louis Sapirman
Matthew Fritz	Louis Sapirman